UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 5, 2016
The Ensign Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33757	33-0861263

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27101 Puerta Real, Suite 450, Mission Viejo, CA		92691

(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (949) 487-9500
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 5, 2016, The Ensign Group, Inc. (Ensign or the Company) entered into an Amended and Restated Credit Agreement with SunTrust Bank, as administrative agent, and the lenders party thereto (the Amended Credit Facility). The Amended Credit Facility amends and restates in its entirety that certain Credit Agreement, dated as of May 30, 2014, by and among the Company, the lenders party thereto and SunTrust Bank, as the administrative agent (the Original Credit Facility). The Amended Credit Facility increased the aggregate principal amount available to the Company under the Original Credit Facility to $250,000,000 and extended the maturity date of the revolving credit facility to February 5, 2021. Under the Amended Credit Facility, the Company may seek to obtain incremental revolving or term loans in an aggregate amount not to exceed $150,000,000.
The interest rates applicable to loans under the Amended Credit Facility are, at the Company’s option, equal to either a base rate plus a margin ranging from 0.75% to 1.75% per annum or adjusted LIBOR plus a margin ranging from 1.75% to 2.75% per annum, with the margin based on the debt to consolidated EBITDA ratio of the Company and its operating subsidiaries as defined in the agreement. In addition, the debt to consolidated EBITDA ratio that would allow the majority of lenders to require the Company and its operating subsidiaries to mortgage certain of their real property assets to secure the Amended Credit Facility increased to 2.75:1.00 from 2.50:1.00, subject to certain conditions set forth in the Amended Credit Facility. The obligations under the Amended Credit Facility are guaranteed by the Company's material operating subsidiaries and are secured by a pledge of stock of the Company's material operating subsidiaries as well as a first lien on substantially all of the Company's and its material operating subsidiaries' personal property.
The foregoing description of the Amended Credit Facility is qualified in its entirety by reference to the Amended and Restated Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
The parties to the Amended Credit Facility described above and certain of their respective affiliates have performed investment banking, commercial lending and advisory services for the Company, from time to time for which they have received customary fees and expenses. These parties may, from time to time, engage in transactions with and perform services for the Company and its affiliates in the ordinary course of their business.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures of the Amended Credit Facility contained in Item 1.01 above are hereby incorporated into this Item 2.03 by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated as of February 5, 2016, by and among The Ensign Group, Inc., SunTrust Bank, as administrative agent, and the lenders party thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 8, 2016	THE ENSIGN GROUP, INC.
	By:	/s/ Suzanne D. Snapper
Suzanne D. Snapper
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated as of February 5, 2016, by and among The Ensign Group, Inc., SunTrust Bank, as administrative agent, and the lenders party thereto.